UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2005 (June 3, 2005)

LaBARGE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-05761	73-0574586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9900A Clayton Road, St. Louis, Missouri 63124
(Address of principal executive offices)	(Zip Code)

(314) 997-0800
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing

Obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 425 under the Securities Act (17 CFT 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFT 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

FORM 8-K

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment
of Principal Officers

                   (d) On June 3, 2005 the Board of Directors of LaBarge, Inc. (the "Company") elected Thomas A. Corcoran as a Class A Director of the Company. Class A directorships will be presented for stockholder vote at the 2005 Annual Meeting of Stockholders of the Company.

                   Mr. Corcoran, 60 currently is president of Corcoran Enterprises, LLC, a private management consulting firm, and serves as senior advisor to The Carlyle Group, a Washington D.C.-based private equity firm. Prior to joining The Carlyle Group as senior advisor, Mr. Corcoran served as president and chief executive office for Gemini Air Cargo, Inc. and Allegheny Teledyne Incorporated. He previously spent 32 years at Lockheed Martin Corporation and its predecessor companies where he held various senior management positions, including president and chief operating officer for the corporation's Space and Strategic Missiles, and Electronics Systems sectors.

On June 6, 2005 the Company issued a press release announcing the election of Mr. Corcoran as a director. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press release for LaBarge, Inc. on June 6, 2005 announcing the election of Thomas A. Corcoran to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBarge, Inc.
(Registrant)

Date: June 6, 2005	By: /s/Donald H. Nonnenkamp
Donald H. Nonnenkamp Vice President, Chief Financial Officer and Secretary

Exhibit Index

Index Number	Description

99.1	Press release for LaBarge, Inc. issued on June 6, 2005 announcing the election of Thomas A. Corcoran to the Board of Directors.